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                                                                    EXHIBIT 21.1


                   Subsidiaries of Lamar Advertising Company
                             and Lamar Media Corp.

                                                                  State of Other Jurisdiction  of
                    Name                                           Incorporation or Organization
                    ----                                          -------------------------------
   Lamar Media Corp.                                                       Delaware
      The Lamar Company, LLC                                               Louisiana
      Lamar Whiteco Outdoor Corporation                                    Delaware
      Lamar Outdoor Corporation                                            Delaware
      Lamar Advertising of Louisiana, LLC                                  Louisiana
      Lamar Robinson, Inc.                                                 Missouri
      Lamar Advertising of Roland, Inc.                                    Tennessee
      Lamar Advertising of Kentucky, Inc.                                  Kentucky
      Lamar Advertising of Joplin, Inc.                                    Missouri
      Ad Vantage Media Inc.                                                Texas
      Lamar Martin Corporation                                             Delaware
      Lamar Nevada Sign Corporation                                        Delaware
      Lamar MW Sign Corporation                                            Delaware
      Revolution Outdoor Advertising, Inc.                                 Florida
      Triumph Outdoor Holdings, LLC                                        Delaware
      Delaware Logos, LLC                                                  Delaware
      New Mexico Logos, Inc.                                               New Mexico
      Colorado Logos, Inc.                                                 Colorado
      Lamar Tennessee Limited Partnership II                               Tennessee
      Lamar West, LP                                                       California
      Interstate Logos, Inc.                                               Delaware
      Lamar Advertising of Colorado Springs, Inc.                          Colorado
      Lamar Advertising of Jackson, Inc.                                   Mississippi
      Lamar Advertising of Mobile, Inc.                                    Alabama
      Lamar Advertising of South  Georgia, Inc.                            Georgia
      Lamar Advertising of South Mississippi, Inc.                         Mississippi
      Lamar Advertising of Youngstown, Inc.                                Delaware
      TLC Properties, Inc.                                                 Louisiana
      Missouri Logos, Inc.                                                 Missouri
      Missouri Logos, a Partnership                                        Missouri
      Nebraska Logos, Inc.                                                 Nebraska
      Oklahoma Logo Signs, Inc.                                            Oklahoma
      Utah Logos, Inc.                                                     Utah
      Ohio Logos, Inc.                                                     Ohio
      Georgia Logos, Inc.                                                  Georgia
      Kansas Logos, Inc.                                                   Kansas
      Lamar Air, LLC                                                       Louisiana
      Lamar Pensacola Transit, Inc.                                        Florida
      Lamar Tennessee, LLC                                                 Tennessee
      Lamar Texas General Partner, Inc.                                    Louisiana
      Lamar Texas Limited Partnership                                      Texas
      Michigan Logos, Inc.                                                 Michigan
      Minnesota Logos, Inc.                                                Minnesota
      Mississippi Logos, Inc.                                              Mississippi
      New Jersey Logos, Inc.                                               New Jersey
      South Carolina Logos, Inc.                                           South Carolina
      Tennessee Logos, Inc.                                                Tennessee
      Texas Logos, Inc.                                                    Texas
      TLC Properties II, Inc.                                              Texas
      Virginia Logos, Inc.                                                 Virginia

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
                                                      State of Other Jurisdiction of
Name                                                  Incorporation or Organization
----                                                  ------------------------------
Lamar Advertising of Huntington-Bridgeport, Inc.               West Virginia
Lamar Advertising of Penn, LLC                                 Delaware
Lamar Advertising of Michigan, Inc.                            Michigan
Lamar Advertising of Missouri, Inc.                            Missouri
Canadian TODS Limited Nova Scotia                              Canada
Nevada Logos, Inc.                                             Nevada
Kentucky Logos, Inc.                                           Kentucky
Florida Logos, Inc.                                            Florida
Lamar Electrical, Inc.                                         Louisiana
Lamar Advertising of South Dakota, Inc.                        South Dakota
TLC Properties, L.L.C.                                         Louisiana
Lamar OCI South Corporation                                    Mississippi
Lamar OCI North Corporation                                    Delaware
Lamar Advertising of Greenville, Inc.                          Mississippi
Lamar Advertising of West Virginia, Inc.                       West Virginia
Lamar Advertising of Ashland, Inc.                             Kentucky
American Signs, Inc.                                           Washington
Dowling Company, Inc.                                          Virginia
Parsons Development Company                                    Florida
Hardin Development Corp.                                       Florida
Scenic Outdoor Marketing and Consulting, Inc.                  California
Lindsay Outdoor Advertising, Inc.                              California
Lamar Florida, Inc.                                            Florida
Outdoor Promotions West, LLC                                   Delaware
Transit America Las Vegas, LLC                                 Delaware
Triumph Outdoor Louisiana, LLC                                 Delaware
Triumph Outdoor Rhode Island, LLC                              Delaware
Lamar Advan, Inc.                                              Pennsylvania
Lamar Advertising of Iowa, Inc.                                Iowa
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